UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

Spark Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36559	46-5453215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2105 CityWest Blvd., Suite 100
Houston, Texas 77042
(Address of Principal Executive Offices)
(Zip Code)

(713) 600-2600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreements.

Issuance of Subordinated Convertible Note to Affiliate of Director and Majority Shareholder

On July 31, 2015, the Company and Spark HoldCo, LLC, the Company’s subsidiary (“Spark Holdco”) jointly issued a 5% Subordinated Convertible Note in principal amount of $5,000,000 (the “Subordinated Convertible Note”) to Retailco Acquisition

Co, LLC for cash which was used to finance in part the acquisition by Spark HoldCo of the outstanding membership interests of Oasis Power Holdings, LLC as described in Item 2.01 below. The Subordinated Convertible Note matures on July 31, 2020, and bears interest at 5% per annum payable semiannually. The Company has the right to pay interest in kind. The Subordinated Convertible Note is convertible into shares of the Company’s Class B common stock, par value $0.01 per share (and a related Class B Unit of Spark HoldCo) at a conversion price of $14.00. Retailco Acquisition Co, LLC may not exercise conversion rights for the first eighteen months that the Subordinated Convertible Note is outstanding. The Subordinated Convertible Note is subject to automatic conversion upon a sale of the Company. The Subordinated Convertible Note is subordinated in certain respects to the Senior Credit Facility pursuant to a subordination agreement. The Company may pay interest and prepay principal so long as the Company is in compliance with its covenants; is not in default under the Senior Credit Facility and has minimum availability of $5.0 million under its borrowing base under the Senior Credit Facility.

Retailco Acquisition Co, LLC, is owned indirectly by W. Keith Maxwell, III, who serves as the Chairman of the Board of Directors of the Company and who indirectly owns NuDevco Retail Holdings, LLC, which owns 77.63% of the Company’s outstanding common stock.

Item 2.01 Completion of Acquisition of Disposition of Assets

On July 31, 2015, the Company closed its acquisition of Oasis Power Holdings, LLC which owns Oasis Power, LLC (“Oasis”), a retail energy company based in Houston, Texas with approximately 40,000 customers in six states, serving customers across 18 utilities. Spark Holdco, LLC, the Company’s operating subsidiary, purchased all of the outstanding membership interests in Oasis Power Holdings, LLC from Retailco Acquisition Co, LLC, an affiliate of NuDevco Retail Holdings, LLC, the Company’s majority shareholder. Retailco is indirectly owned by Keith Maxwell, the Company’s founder and the Chairman of the Board of the Company.

The purchase price for the Oasis acquisition was $20.0 million plus working capital. The acquisition was financed with $15.0 million of borrowings under the Senior Credit Facility and $5.0 million through the issuance of a $5 million Subordinated Convertible Note discussed above in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On July 31, 2015, the Company and Spark HoldCo jointly issued a 5% Subordinated Convertible Note to Retailco Acquisition Co, LLC for $5,000,000 in cash at par. The Subordinated Convertible Note is convertible into shares of the Company’s Class B common stock, par value $0.01 per share (and a related Class B Unit of Spark HoldCo) at a conversion price of $14.00. Retailco Acquisition Co, LLC may not exercise conversion rights for the first eighteen months that the Subordinated Convertible Note is outstanding. The Subordinated Convertible Note is subject to automatic conversion upon a sale of the Company. The Subordinated Convertible Note is subordinated in certain respects to the Senior Credit Facility pursuant to a subordination agreement.

Retailco Acquisition Co, LLC is owned indirectly by W. Keith Maxwell, III, who serves as the Chairman of the Board of Directors of the Company and who indirectly owns NuDevco Retail Holdings, LLC, which owns 77.63% of the Company’s outstanding common stock. The issuance of the Subordinated Convertible Note was made in reliance on an exemption from registration under the Securities Act of 1933, under Regulation D promulgated thereunder.

The disclosure under Item 1.01 for the Subordinated Convertible Note is also responsive to this Item 3.02 and is incorporated into this Item 3.02 by reference.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 3, 2015, the Company entered into an employment agreement with Jason Garrett as the Company’s Executive Vice President, Retail. Mr. Garrett's employment agreement provides for an annual base salary of $270,000.00. Mr. Garrett’s employment agreement has an initial term ending December 31, 2015 and renews for subsequent one year periods, subject to termination by either party. The employment agreement provides additional compensation and benefits for Mr. Garrett, as follows:

•
Participation in annual long-term incentive and short term incentive bonus plans, as may be established by the Company in its discretion and as administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”), including participation in the Company’s existing 2014 long term incentive plan (the Long Term Incentive Plan”); and

•	Participation in employee benefit plans available to senior executives and employees generally;

•	Severance benefits as discussed below; and

•
Indemnity of the relevant executive for all acts and omissions occurring during Mr. Garrett’s employment with the Company, and an obligation on the part of the Company to purchase director and officer liability insurance providing coverage to Mr. Garrett.

In conjunction with his employment agreement, Mr. Garrett is being issued 25,000 restricted stock units, which vest 55% in May 2016, 15% in May 2017, 15% in May 2018 and 15% in May 2019.

Generally either the Company or Mr. Garrett can terminate the employment agreement for convenience, with cause in the case of the Company, and with good reason in the case of Mr. Garrett. The employment agreement provides that, in the event the relevant executive is terminated by the Company other than for “cause” or Mr. Garrett’s employment terminates due to either the Company’s election not to renew the term of the employment agreement or Mr. Garrett’s resignation for “good reason”, Mr. Garrett will, subject to execution of a release of claims, be entitled to receive the following payments and benefits:

•	12 months’ base salary, payable in twelve substantially equal installments;

•
A pro rata annual bonus for the year of termination, calculated based upon actual performance of the Company and relative achievement of key performance targets by Mr. Garrett through such date and payable in twelve substantially equal installments;

•	Full vesting of any outstanding awards held by Mr. Garrett under the Company’s Long Term Incentive Plan.

“Cause” under the employment agreement is generally defined to include (a) a material uncured breach by Mr. Garrett of the employment agreement or any other obligation owed to the Company, (b) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (c) any conviction, indictment or plea of nolo contendere with respect to any felony or any crime involving moral turpitude, (d) willful failure to perform obligations pursuant to the Employment Agreement or failure or refusal to follow the lawful instructions of the Company’s board of directors and (e) any conduct which is materially injurious to the Company.

“Good Reason” under the employment agreement is generally defined to include (a) a material diminution in base salary, (b) a material diminution in title, duties, authority or responsibilities, (c) relocation by more than fifty miles or (d) material and uncured breach of the Employment Agreement by the Company.

Upon a change of control (as defined in the Long Term Incentive Plan), outstanding awards under the Long Term Incentive Plan do not automatically vest unless, as a result of the change of control or thereafter, there is a termination of the Employment Agreement by the Company without cause or by Mr. Garrett for good reason. Upon a change of control, Mr. Garrett retains all outstanding awards under the Long Term Incentive Plan subject to existing vesting schedules; provided that such awards may be modified by the Compensation Committee to reflect the change in capital structure resulting from the change in control.

The employment agreement also provides for noncompetition and nonsolicitation covenants which are in effect during the period of Mr. Garrett’s employment and for a period of 12 months thereafter. Both the Company and Mr. Garrett have covenants of non-disparagement of the other.

The employment agreement also provides for a minimum stock ownership level to be achieved by April 1, 2019 which is set at stock valued at two times base salary for Mr Garrett. The foregoing description does not purport to be complete and is qualified in its entirety to the full text of the employment agreement, of which a copy is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing. On August 4, 2015, the Company issued a press release announcing the closing of the acquisition of Oasis Energy and the issuance of the Subordinated Convertible Note, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

10.1	Employment Agreement between Spark Energy, Inc. and Jason Garrett dated August 3, 2015.

99.1	Press Release of Spark Energy, Inc. dated August 4, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2015	Spark Energy, Inc.

	By:	/s/ Georganne Hodges
	Name:	Georganne Hodges
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Spark Energy, Inc. and Jason Garrett dated August 3, 2015.

99.1	Press Release of Spark Energy, Inc. dated August 4, 2015